EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38499 of Neutral Posture Ergonomics, Inc. (the "Company") on Form S-8 of our report dated September 12, 2000, appearing in this Annual Report on Form 10-KSB of the Company for the year ended June 30, 2000.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 21, 2000